EXHIBIT 11


SUPER FOOD SERVICES, INC.
COMPUTATION OF NET INCOME PER SHARE


                                Weighted
                                 Average
                                Number of
                                 Shares
                               Outstanding  Net Income  Per Share
                               __________________________________
May 6, 1995 - 12 Weeks

  Net Income                                $1,731,000
                               __________________________________
  Common Stock outstanding
    as of February 12, 1995    10,949,000   $1,731,000    $0.16
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (249,000 shares)         36,000
                               __________________________________
                               10,985,000   $1,731,000    $0.16
                               __________________________________
                               __________________________________

May 6, 1995 - 36 Weeks

  Net Income                                $6,170,000
                               __________________________________
  Common Stock outstanding
    as of August 28, 1994      10,949,000   $6,170,000    $0.56
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (249,000 shares)         36,000
                               __________________________________
                               10,985,000   $6,170,000    $0.56
                               __________________________________
                               __________________________________

May 4, 1996 - 12 Weeks

  Net Income                                $1,851,000
                               __________________________________
  Common Stock outstanding
    as of February 11, 1996    10,997,000   $1,851,000    $0.17
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (248,000 shares)         52,000
                               __________________________________
                               11,049,000   $1,851,000    $0.17
                               __________________________________
                               __________________________________

May 4, 1996 - 36 Weeks

  Net Income                                $6,846,000
                               __________________________________
  Common Stock outstanding
    as of August 27, 1995      10,949,000

  Exercise of incentive plan
    (49,000 shares issued)         34,000
                               __________________________________
                               10,983,000   $6,846,000    $0.62
                               __________________________________
                               __________________________________

  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (248,000 shares)         52,000
                               __________________________________
                               11,035,000   $6,846,000    $0.62
                               __________________________________
                               __________________________________